Exhibit 4.1

FIRST AMENDMENT

TO

RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”), dated as of March 13, 2020, by and between GCP Applied Technologies Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, as rights agent (the “Rights Agent”), amends the Rights Agreement, dated as of March 15, 2019, between the Company and the Rights Agent (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

WHEREAS, the Company and the Rights Agent have executed and entered into the Agreement;

WHEREAS, Section 27 of the Agreement provides, among other things, that the Company may, and the Rights Agent shall, from time to time supplement or amend the Agreement without the approval of any holders of Rights Certificates to make any provisions with respect to the Rights which the Company may deem necessary or desirable (provided, among other things, that, from and after such time as any Person becomes an Acquiring Person, certain conditions must be met);

WHEREAS, to the knowledge of the Company, no Person has become an Acquiring Person;

WHEREAS, the Board of Directors of the Company deems it is advisable and in the best interests of the Company and its stockholders to amend certain provisions of the Agreement as set forth herein;

WHEREAS, the Company has provided an Officer’s Certificate in compliance with the terms of Section 27 of the Agreement, attached hereto as Exhibit A; and

WHEREAS, pursuant to and in accordance with Section 27 of the Agreement, the Company desires to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and intending to be legally bound, there parties hereto amend the Agreement is hereby amended as follows:

1.    Amendments.

(a)    The references to “15%” in Paragraph (a) of Section 1 of the Agreement are to be removed and replaced with “20%.”

(b)    The following is added as a new definition in Section 1 of the Agreement:

“Stockholder Approval” shall mean the approval of this Agreement, as may be amended from time to time, by the affirmative vote of a majority of all the votes cast at a meeting of stockholders of the Company , duly held in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws (as each may be amended from time to time) and applicable law, at which a quorum is present.

(c)    Paragraph (a) of Section 7 of the Agreement is amended in its entirety to read as follows:

(a)    The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the earlier of (x) the Close of Business on the first Business Day following the date on which the Inspector of Election for the 2020 annual meeting of stockholders of the Company certifies that the Stockholder Approval has not been obtained, if and only if the Stockholder Approval has not been obtained on or prior to such time or (y) the Close of Business on March 14, 2023 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) the time at which the Rights expire in connection with the consummation of a Qualifying Offer as provided in Section 23(d) hereof. From such time as the Rights are no longer exercisable hereunder, the Rights Agent shall have no further duties, obligations or liabilities hereunder except as expressly stated herein.

(d)    Exhibit B to the Agreement is amended as follows:

i)	The following is added on page B-1 following the phrase “provisions and conditions of the Agreement, dated as of March 15, 2019” and prior to the parenthetical for the defined term, “Agreement”:

as may be amended from time to time

ii)	The reference to “March 14, 2020” on page B-1 is removed and replaced with “the Final Expiration Date (as such term is defined in the Agreement)”.

(e)    Exhibit C to the Agreement is amended as follows:

i)	The first sentence of the second paragraph on page C-1 is to be removed and replaced with the following:

Our Board adopted the Rights Agreement, dated March 15, 2019 (as it may be amended from time to time, the “Rights Agreement”), in response to a rapid accumulation of a significant portion of the Company’s outstanding common stock.

ii)	The references to “15%” in the second paragraph on page C-1 are to be removed and replaced with “20%.”

iii)	The third paragraph on page C-1 is to be removed and replaced with the following:

The Rights Agreement will expire on the earlier of March 14, 2023 or the close of business on the first business day following the date on which the Inspector of Election for the first annual meeting of stockholders of the Company following March 13, 2020 certifies that the stockholder approval of the rights plan has not been obtained (or earlier to the extent provided in the Rights Agreement).

iv)	The following is added to the second sentence of the second paragraph beginning on page C-2, following the phrase “as an exhibit to a Registration Statement on Form 8-A filed on March 15, 2019”:

and as an exhibit to a Registration Statement on Form 8-A/A filed on March 13, 2020

v)	The references to “15%” following the heading “Exercisability” on page C-3 are to be removed and replaced with “20%.”

vi)	The text following the heading “Expiration” on page C-5 is to be removed and replaced with:

The Rights Agreement will expire on March 14, 2023 or the close of business on the first business day following the date on which the Inspector of Election for the first annual meeting of stockholders of the Company following March 13, 2020 certifies that the stockholder approval of the rights plan has not been obtained (or earlier expiration to the extent provided in the Rights Agreement).

2.    Effect of this Amendment. It is the intent of the parties that this Amendment constitutes an amendment of the Agreement as contemplated by Section 27 thereof. This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as expressly provided in this Amendment, the terms of the Agreement remain in full force and effect.

3.    Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

4.    Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

5.    Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.    Descriptive Headings. The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.

7.    Further Assurances. Each of the parties to this Amendment will cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Amendment, the Agreement and any transactions contemplated hereunder and thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.

GCP APPLIED TECHNOLOGIES INC.

By:	/s/ James E. Thompson
Name: James E. Thompson
Title: General Counsel and Secretary

EQUINITI TRUST COMPANY

By:	/s/ Matthew Paseka
Name: Matthew Paseka
Title: Vice President

[Signature Page to First Amendment to Rights Agreement]

EXHIBIT A

OFFICER’S CERTIFICATE

March 13, 2020

Pursuant to Section 27 of the Rights Agreement, dated as of March 15, 2019 (the “Rights Agreement”), by and between GCP Applied Technologies Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, as rights agent (the “Rights Agent”), the undersigned officer of the Company does hereby certify that the First Amendment to Rights Agreement, to be entered into as of the date hereof by and between the Company and the Rights Agent, is in compliance with the terms of Section 27 of the Rights Agreement.

Ex-A

IN WITNESS WHEREOF, the undersigned hereby executes this Officer’s Certificate as of the date first above written.

By:	/s/ James E. Thompson
Name:	James E. Thompson
Title:	General Counsel and Secretary

[Signature Page to Officer Certificate]